Exhibit 99.4

Manugistics Group, Inc.

Frequently Asked Questions

Related to JDA’s Pending Acquisition of Manugistics Group, Inc.

Prepared: April 24, 2006

On April 24, 2006, JDA® Software Group Inc. (Nasdaq:JDAS) and Manugistics Group, Inc. (Nasdaq: MANU) announced the signing of a definitive agreement for JDA to acquire all of the outstanding equity of Manugistics, a leading global provider of synchronized supply chain and revenue management solutions for approximately $211 million in cash, or $2.50 per share. By combining the two companies, JDA will establish a unique competitive position as the market-leading, vertically focused solutions provider to the global demand chain: manufacturers, wholesalers, distributors and retailers.

The purpose of this document is to provide consistent, factual answers to Frequently Asked Questions related to the pending acquisition. JDA and Manugistics senior management have verified the information contained within this document.

Section	Topics Covered	Page
1	Vision for Acquisition and Expected Benefits	2

2	Transaction Terms & Thoma Cressey Equity Partners Investment	4

3	Initial Plans for the Combined Product Offering	6

4	Next Steps Until the Acquisition Closes	7

5	Update Specifically for Employees	8

6	What to Expect: An Overview of the JDA Corporate Culture	10

Appendix 1	Pre Acquisition Fact Sheet of JDA	13

Appendix 2	Pre Acquisition Fact Sheet of Manugistics	14

Appendix 3	Legal Legends	16

After you have read this FAQ, please note the additional language that we have added at the end regarding forward-looking statements and additional information that will be available in the future regarding the pending merger.

Section 1: Vision for Acquisition and Expected Benefits

1.                                      Why is JDA acquiring Manugistics?

JDA believes that the pending acquisition of Manugistics represents a near perfect match with our stated strategic objectives to gain additional scale, expand our strong leadership in demand chain solutions and extend our advanced optimization expertise across the entire demand chain. Upon closing of the deal, no other software company will be able to offer a similar breadth and depth of solutions to the very large, vertically focused demand chain market: manufacturers, wholesale-distributors and retailers.

Only JDA can bring the product, market and industry leadership proposition that will position Manugistics for a new era of growth. Conversely, Manugistics brings advanced new optimization solutions to JDA’s retail customers and substantially expands JDA’s presence with consumer goods manufacturers and wholesalers.

This alignment translates into substantial synergies that will transform JDA’s earnings power over time. By combining the power of JDA and Manugistics, the demand chain just got better!

2.                                      How will JDA improve its competitive position by acquiring Manugistics?

JDA will further extend its leadership position by creating a clearly differentiated company and vertically focused offering that no other vendor can rival. The combined company will be able to offer:

•                  Collective experience in demand chain optimization—more than 40 combined years pioneering innovative ways to solve the most complex demand chain problems of manufacturers, wholesalers, distributors and retailers.

•                  Unparalleled solution from the manufacturer’s plant, through distribution, to an end customer or a retailer’s shelf:

•                  JDA is the proven leader in demand chain optimization and execution from finished goods to customer

•                  Manugistics is the proven leader in supply chain planning, optimization and management from raw materials to customer.

•                  Proven results with a combined base of more than 5,550 retailers, wholesalers, distributors and manufacturers.

3.                                      How will JDA expand its product suite with the addition of Manugistics products?

JDA will offer a more comprehensive solution, unmatched in the industry, that connects optimized, high-level strategy with efficient daily execution in real-time for these synchronized processes.

•                  Selecting products

•                  Sourcing and manufacturing products & materials

•                  Planning, sequencing, and scheduling production

•                  Managing order promising

•                  Optimizing the placement of product in the supply/distribution network

•                  Optimizing product space allocations

•                  Optimizing pricing and revenue

•                  Managing promotions

•                  Replenishing and allocating

•                  Managing store operations

•                  Managing labor

•                  Optimizing transportation

•                  Synchronizing sales and operations plans

•                  Providing collaboration across the extended enterprise

4.                                      How will this pending acquisition improve JDA’s revenue/growth potential?

JDA will gain a wealth of selling opportunities with more than 150 shared JDA/Manugistics retail and manufacturing customers and more than 650 new Manugistics customers joining JDA’s base of more than 4,900 retailers, manufacturers, wholesalers and distributors. JDA expects to boost revenues in these areas:

•                  Benefit from significant recurring revenues with more than $170 million of contracted maintenance revenue (based on each company’s latest fiscal year results).

•                  Win more deals by offering a more complete and compelling product suite throughout the demand chain.

•                  Will eliminate vendor financial viability concerns for the prospects in Manugistics’ pipeline.

5.                                      Why is Manugistics selling the company?

After extensive due diligence, Manugistics believes that the combination of Manugistics and JDA will offer the most valuable path forward for its customers, shareholders and employees. In an industry that continues to consolidate, size and financial strength matter. By joining with JDA, Manugistics will be part of a financially sound company with a solid balance sheet and proven business model. Customers will be able to count on a supply chain leader with the financial strength - backed by combined revenues of approximately $390 million - to extend and enhance the supply chain execution and management solutions that only the newly combined company is positioned to deliver.

6.                                      How will customers benefit from the combined company?

JDA plans to build on both companies’ track record of delivering proven results and speed to value to its combined base of more than 5,550 retailers, wholesale-distributors and manufacturers. The combined solution suite will deliver excellence in localized planning, continuous optimization and flawless execution. Here’s a preview:

•                  JDA plans to increase its investment in product development to address the significant profit drivers for a demand chain company: inventory, pricing, labor and transportation. With this increased focus and investment, JDA can better position users to more efficiently and intelligently meet and anticipate the dynamic and demand-driven requirements of their customers to fully realize revenue and profit goals.

•                  As delivered JDA’s next generation Strategic Demand Management Solution will combine advanced optimization, leading technologies and proven capabilities from both JDA’s and Manugistics’ product suites to enable these outcomes:

•                  Better demand intelligence

•                  Visibility & insight, predictability, responsiveness, decision making

•                  Better customer service

•                  Right product, right place, right price, right time

•                  Better profitability

•                  Decreased transportation costs

•                  Decreased investment in inventory

•                  Increased production efficiency

•                  Better margins

•                  Price optimization

•                  Promotion optimization

•                  Better demand chain collaboration

•                  Synchronized and aligned decision making

•                  JDA wants to improve Manugistics customers’ satisfaction ratings and plans to increase resources in its Customer Support organization as appropriate. Over the past twelve months 93% of JDA maintenance customers rated themselves as satisfied or very satisfied with issue resolution by JDA’s Customer Support Services team. JDA’s goal is to achieve the same excellent operating metrics with customers using Manugistics products.

SECTION 2:                           Transaction Terms & Thoma Cressey Investment

1.                                      What are the terms of the transaction?

The transaction equity value is approximately $211 million or $2.50 per share for the shareholders of Manugistics. In addition to both companies’ existing cash at closing and the $50 million investment from Thoma Cressey, JDA has received a commitment from Citigroup Global Markets and UBS Investment Bank to finance the cash consideration for the acquisition, to retire Manugistics’ existing debt and to provide for the ongoing working capital and general corporate needs of JDA. The commitment provides for up to $175 million in term loans and up to $50 million in revolving loans and a letter of credit facility.  The $50 million revolving credit facility (including the letter of credit facility) will provide JDA with additional financial flexibility following the transaction.  The financing commitments from Citigroup and UBS are subject to customary terms and conditions.

Completion of the merger, which is expected to close in the second or third quarter of calendar year 2006, is subject to the approval of Manugistics’ stockholders, expiration or termination of the applicable Hart-Scott-Rodino waiting periods, and other regulatory and customary conditions.

With regard to this transaction Citigroup, the leading global financial services company, is acting as exclusive financial advisor to JDA; Lehman Brothers, an innovator in global finance, is acting as financial advisor to Manugistics; and UBS, a worldwide financial services firm, is acting as financial advisor to Thoma Cressey

2.                                      Why did JDA take on debt to acquire Manugistics?

JDA will finance a portion of this transformative transaction by incurring a moderate amount of debt. Under the circumstances, JDA believes this is the best approach to minimize equity dilution and maximize shareholder value. After significant due diligence, two recognized lenders, Citigroup and UBS Investment Bank, are financing a portion of the purchase price. JDA has earned their confidence based upon the deal’s prospects and our proven ability to generate cash from operations.

3.                                      What kind of company is Thoma Cressey?

Private equity firm Thoma Cressey Equity Partners (TCEP) has been investing in industry-leading businesses for nearly 30 years.  Since its origins in 1980, TCEP has invested more than $2 billion in equity through a series of eight private equity funds.

A major part of TCEP’s investment focus is on the Software sector.  Over the past five years, the firm has invested in software companies with more than $350 million in combined earnings before interest, taxes, depreciation and amortization (EBITDA), and in transactions with aggregate values totaling nearly $2 billion. Through these investments, TCEP has emerged as a leading private equity investor in the Enterprise Software and Application Software industries.

In conjunction with the management teams of TCEP’s software portfolio companies, the firm looks to add value to its portfolio companies through a combination of operational improvements and complementary add-on acquisitions.  As such, TCEP seeks opportunities with characteristics that make the execution of this strategy possible.  Specifically, the firm looks for industry leading businesses with seasoned management teams, a high level of recurring revenues and a mission-critical product in industries that lend themselves to consolidation.  In addition to its focus on Enterprise and Application Software, TCEP’s other areas of interest include the Financial Technology, Systems Management and Technical Software industries. For more information, visit www.thomacressey.com.

4.                                      What are the details behind TCEP Investment in JDA?

JDA’s track record of successfully integrating sophisticated enterprise software companies attracted the attention of Orlando Bravo, a managing partner at TCEP. Bravo believes that JDA’s acquisition of Manugistics has promising long-term growth potential and first rate operating metrics while providing the market with a real alternative to the generalist horizontal providers.

In connection with the Manugistics transaction, TCEP plans to invest $50 million in JDA Software in the form of convertible preferred stock based on the average price of JDA’s stock for three days following the announcement and subject to a minimum stock price of $11.75 and a maximum stock price of $15.75. This investment will close concurrent with, and is contingent upon, the closing of the Manugistics transaction.

Bravo, who has led software industry investments totaling approximately $300 million in equity capital over the past three years, will join JDA’s Board of Directors. Bravo formerly served as Chairman of Prophet 21, Inc. and currently serves as a Director of Made2Manage Systems, Inc and Datatel, Inc.  He received an MBA degree from the Stanford Graduate School of Business, a law degree from Stanford Law School and undergraduate degrees in Economics and Government from Brown University.

SECTION 3:                           Initial Plans for the Combined Product Offering

1.                                      How will the product direction be determined under the combined company?

JDA will combine Manugistics’ product organization into one global product management function. What’s exciting is that the two companies share a long history of actively addressing real-world customer requirements. Both JDA and Manugistics formally call upon Advisory Boards, Users Group Officers and Special Interest Group leaders to gain relevant insight on how to better innovate, serve and support them. We also both share a commitment to continually deliver added value to our customers through product enhancements and innovative, new solutions.

2.                                      How will JDA bring together products developed on different platforms?

After extensive due diligence and analysis from both teams, JDA is confident in the combined company’s ability to deliver on a long-term product plan for a combined product offering. JDA plans to bring together solutions that have been written in J2EE (Manugistics products) and .NET (JDA products on the PortfolioEnabled framework) so that the end user will benefit from a single, unified user interface. Plans include:

•                  Leverage latest advanced technologies to deliver a world-class combined offering without a major rewrite of software code.

•                  Reaffirm our strategic long-term commitment to Microsoft by:

•                  Extending database support for Manugistics products to include SQL Server 2005.

•                  Changing the user interface for Manugistics applications to JDA’s .NET based smart client providing a seamless user experience across the combined solution suite.

3.                                      How will Manugistics products align within the JDA Portfolio suite?

JDA plans to realize speed to market in delivering a next generation Strategic Demand Management Solution for manufacturers, wholesalers, distributors and retailers by adding key new applications and strengthening existing Portfolio capabilities with Manugistics products.

JDA plans to …

•                  Strengthen Portfolio Replenishment & Allocation suite with Manugistics Demand Forecasting and Fulfillment Application suites.

•                  Strengthen Portfolio Revenue Management suite with Manugistics Price and Revenue Optimization applications.

•                  Strengthen Portfolio Collaborative Solutions with Manugistics Collaborative Planning and Sales & Operating Planning applications.

•                  Strengthen Portfolio Analytic Solution with Manugistics Visibility and Performance Management applications.

•                  Add new capabilities with Manugistics Transportation and Logistics solution.

•                  Add new capabilities for manufacturing processes with Manugistics Supply Management Suite.

•                  Add new supply chain planning capabilities with Manugistics Network Design and Optimization applications.

4.                                      Will JDA retain the Manugistics product brand?

Yes. JDA recognizes that the Manugistics brand is highly recognized and valued in the market. We plan to maintain the brand and leverage its strength with customers throughout the demand chain and in particular with manufacturers and wholesalers.

Retaining the Manugistics brand is consistent with JDA’s past practice that has been proven successful with other acquisitions.

SECTION 4:                           NEXT STEPS UNTIL THE ACQUISITION CLOSES

1.                                      What are the next steps between the announcement date of April 24, 2006 and the close of the acquisition, expected to be in two to three months?

JDA and Manugistics executives are excited about the pending transaction and the expected benefits that it will bring to our combined customers, shareholders and employees. Our companies share a commitment to work through the transitional details and any inevitable issues as efficiently and with as minimal disruption as possible. Executives from JDA and Manugistics will meet to develop transition plans for the newly combined company. This will include forming a communications link between the JDA and Manugistics executive leadership teams. Please follow the typical communications protocol within your organization to have any questions answered.

We appreciate everyone operating in a “business as usual” mode while managing your daily priorities. In particular, we ask that you remain focused on the needs of our customers and prospects.

2.                                      Can another company bid for Manugistics?

JDA signed a binding, definitive merger agreement with Manugistics on April 24, 2006. There is always the chance that another company may make an offer while the acquisition is still pending and that Manugistics’ Board may decide not to conclude the transaction with JDA or the stockholders of Manugistics decide not to approve the transaction.

If either Manugistics or JDA terminates the transaction under certain circumstances, Manugistics may be required to pay JDA a transaction termination fee. If a fee is payable, such fee would either be $9.75 million or $4.875 million depending on the circumstances of the termination.

SECTION 5:                           Update Specifically for Employees

1.                                      How will this acquisition benefit employees?

JDA values the deep intellectual capital of the two companies’ employees. JDA and Manugistics executives look forward to bringing together the industry’s best minds in a stimulating work environment to ensure the ongoing innovation and enhancement to the industry’s most powerful combined solution suite. The combined company will …

•                  Provide employees with the opportunity to work for a larger company with significantly increased earnings capacity and the financial wherewithal to maintain a competitive compensation and benefits environment.

•                  Create expanded opportunities throughout the company, and in particular two areas targeted for immediate investment: Customer Support Services (CSS) and New Product Development.

•                  Establish a center of industry excellence that enables employees to open new doors for career growth by taking on leadership roles and expanding skills across the entire supply and demand chain.

•                  Provide opportunity to gain new expertise or maximize current abilities with two recognized leading technologies: Java and .NET.

2.                                      What can employees expect until the acquisition is closed (approx. July 06)?

JDA and Manugistics senior executives thank employees across both companies for their support and positive outlook for the pending acquisition. Until the pending acquisition receives all of the necessary approvals and is closed, which could be in two to three months, your work should be performed “business as usual.” All employees should stay focused on their deadlines, customer commitments and daily responsibilities, under normal management.

After closing, JDA is confident that employees in the combined company will work diligently for a smooth transition that positions us for success.

3.                                      Which Manugistics executives will join JDA’s executive leadership team?

JDA has an established practice of incorporating management from its nine previous acquisitions into its management team. While it is expected that Manugistics CEO Joe Cowan will pursue other opportunities after the acquisition closes, JDA expects to welcome a significant percentage of Manugistics’ current management team to roles in the newly combined company. JDA is pleased to note that several members of Manugistics’ management team have accepted offers from JDA and will be joining JDA’s current management team after the acquisition is final.

4.                                      Where will the Corporate Headquarters be located?

The combined company will be headquartered in Scottsdale, Arizona at JDA’s current world headquarters. JDA plans to continue operating Manugistics’ corporate office in Rockville, Maryland.

In nearly every city that Manugistics has a branch office; JDA also has an office operating. For example, there are both a JDA and a Manugistics branch office operating in these cities and/or geographies: Chicago, Illinois; Atlanta, Georgia; Northern California; Sydney, NSW, Australia; Tokyo, Japan; Shanghai, China; Sao Paulo, Brazil; Paris, France; Spain and United Kingdom.

To reduce costs while ensuring the best ongoing service to customers, JDA expects to combine several of these branch operations in the United States and internationally after the deal closes. JDA will give significant notice to employees who are based in these offices.

5.                                      Will there be changes in the workforce post acquisition?

Yes. As quickly as possible after the acquisition closes, Manugistics employees will be notified of their position in the new organization. JDA has a track record of successfully integrating sophisticated enterprise software companies and has found that the best practice is to combine departments into one operating unit soon after the deal closes to achieve synergies from the combined organization. As a result some duplicated positions will be eliminated.

6.                                      Will there be severance for employees who are not retained?

JDA plans to announce decisions regarding the long term retention of employees and roles after the acquisition close. JDA’s current severance practices will be applied to any employees displaced by the acquisition after the close of the transaction. JDA will give all displaced employees credit for their service to the company in calculating their severance entitlement.

7.                                      Will compensation and benefits change for Manugistics employees?

JDA expects that Manugistics employees’ existing compensation packages will carry forward for some time, immediately following the acquisition, with a goal of harmonizing the compensation program across the combined company. JDA’s compensation plan normally includes a base salary, an incentive compensation component and a limited participation equity program. JDA also has a broad-based benefits program.

JDA regularly reviews market conditions and incentive practices to maintain market competitiveness. This practice will continue under the combined organization.

8.                                      What happens to Manugistics stock options and restricted stock awards that had been previously granted to Manugistics employees?

All Manugistics stock options and restricted stock awards will be vested in full immediately upon the closure of the deal, which is expected to be in two to three months. Stock options with an exercise price that is greater than the purchase price per share at the day of close will be cancelled. Those holders of stock options that have an exercise price less than the $2.50 purchase price per share will be entitled to receive in cash the difference between $2.50 and the exercise price per share at the closing of the merger. Those holders of restricted stock awards will be entitled to receive $2.50 per share at the closing of the merger. The amounts paid will be reduced by applicable withholding taxes.

9.                                      What happens to the Manugistics’ employee stock purchase program?

The Manugistics ESPP program will cease as of June 1, 2006. Manugistics employees who have participated during the quarter starting March 1, 2006 through May 31, 2006 will have their shares purchased under the program on or shortly after May 31, 2006. All payroll deductions for this program will cease after May 31, 2006.

10.                               Will Manugistics employees be required to relocate?

JDA will look at the total combined organization, post-closing, to determine where there is a need for centralized operations. JDA expects to have open positions in Scottsdale and other offices around the world. These opportunities will be available for consideration to all associates in the newly combined company.

11.                               What are JDA’s plans for Manugistics’ operations in India?

With operations and offices on every major continent, JDA welcomes the addition of an office in India, a major global economic retail market that has grown an average of nine percent annually over the past five years.

JDA’s senior management has visited this office during the due diligence phase of the pending acquisition. JDA believes that it can leverage Manugistics’ multi-year presence, experience and capabilities in India to optimize its global cost of development and delivery of solutions with an ideal mix of resources. This office will report into product development.

SECTION 6:                           What to Expect: The JDA Corporate Culture

1.                                      What are JDA’s current Vision, Mission and Guiding Principles?

Our Vision … what we aspire to be

Our shared vision is to own the demand chain solutions market from finished goods to consumer. Whenever the world’s retailers and suppliers think demand chain, they think of JDA first.

Our Mission … our path to realizing our vision

Our shared mission is to be the enduring demand chain partner to the world’s retailers and suppliers. We strive for excellence everyday in the areas essential to our business:

•                  Building great, innovative demand chain solutions

•                  Providing differentiated customer service that exceed expectations

•                  Ensuring profitable growth

Our Commitment … to our customers, associates, shareholders, partners and communities

As a high performance organization, we are committed to providing superior results for all of our stakeholders. We consider the long-term achievement of our corporate vision and mission ahead of short-term gains. We respect the local culture in the markets that we do business. We encourage our associates to take an active role in the communities where they work and live.

Our Guiding Principles … Empowered, Effective, Excellent

Empowered

•                  We make informed and quick decisions, creating progress.

•                  We invest in each other, building confidence.

•                  We are accountable, achieving results.

Effective

•                  We keep our commitments, creating integrity.

•                  We deliver quality to our customers, building loyalty.

•                  We anticipate and adapt to change, achieving agility.

Excellent

•                  We share our knowledge and wins, creating fun and fulfillment.

•                  We constantly improve, building demand.

•                  We exceed expectations, achieving success.

2.                                      What are the Advantages of Being a JDA Employee?

An Exciting Future at JDA

JDA is an exciting place to work. Acquisitions such as this one enable us to build on our leadership position in the global market. Because JDA is publicly held, you’ll continue to have access to your company’s financial information and investor presentations to stay on top. With our ever-expanding JDA Portfolio demand chain software suite, you’ll have new advancement opportunities in consulting services, customer support, education and training, new product development, marketing, sales and more! You may even want to consider opportunities in one of our global offices.

The Business Management Institute: Helping You Succeed

To develop, implement, support and market the world’s best software, takes the world’s best associates. That’s why JDA established the Business Management Institute (BMI). In addition to educating our customers and business partners, BMI can help you gain the necessary skills to advance your career at JDA. We encourage you to learn more at jda.com/Education.asp and www.jdalearn.com.

JDAPerform:  Our Performance Management Business Model

JDAPerform is a comprehensive Performance Management business model that reflects JDA’s active dedication to attracting and retaining world-class associates. The model flows from JDA’s vision, mission and guiding principles. It defines performance processes that allow JDA to measure, manage, develop and reward associate performance in support of JDA’s goals. JDAPerform reflects a customer-centric way of looking at how employees work, based upon the concept of roles and competencies.

APPENDIX 1:                   About JDA Software (Pre Acquisition)

ABOUT JDA SOFTWARE

JDA® Software Group, Inc. is the global leader in helping more than 4,900 retail, manufacturing and wholesale customers in 60 countries realize real demand chain results. By capitalizing on its market position and financial strength, JDA commits significant resources to expanding and advancing the JDA Portfolio® suite of demand chain solutions. JDA Portfolio software enables high performance planning, promoting, flowing, pricing, managing and selling of finished goods from the supplier warehouse to the consumer. With offices in major cities around the world, JDA employs the industry’s most experienced demand chain experts to develop, deliver and support its solutions.

YEAR FOUNDED	Jim Armstrong, JDA’s Chairman co-founded the U.S.-based JDA Software in 1985.

YEAR PUBLIC	In March 1996, JDA began trading on the NASDAQ stock exchange under symbol JDAS.

REVENUES

•                  $215.8 million for the 12-month period of January 1 through December 31, 2005

•                  $216.9 million for the 12-month period of January 1 through December 31, 2004

•                  $207.4 million for the 12-month period of January 1 through December 31, 2003

EMPLOYEES

Approximately 1,100 located worldwide.

JDA PORTFOLIO SOLUTIONS

•                  Portfolio Merchandise Operations™ for corporate headquarter / host transaction and actionable decision support systems.

•                  Portfolio Store Systems™ for point-of-sale, back office, store inventory, customer relationship/loyalty programs, workforce management and scheduling.

•                  Portfolio Strategic Demand Management™ for planning, assortment management, category management, allocation and replenishment, advertising and promotion management, trade funds management, price management, labor management, business analytics, demand optimization and partner collaboration.

•                  Portfolio Services, Support and Education for implementation and strategic consulting services; 24/7 customer support; plus strategic, functional, technical and developer education offered in the class and via the Internet.

EXECUTIVE MANAGEMENT TEAM

•                  Hamish Brewer, Chief Executive Officer

•                  Kristen L. Magnuson, Executive Vice President and Chief Financial Officer

•                  Christopher J. Koziol, Chief Operating Officer

•                  G. Michael Bridge, Senior Vice President, General Counsel

•                  David King, Senior Vice President, Product Development

•                  Chris Moore, Senior Vice President, Client Support Services

•                  Wayne Usie, Senior Vice President of the Americas

•                  Arnaud Decarsin, Regional Vice President, Sales, Europe, Middle East & Africa Operations

•                  Rod Talbot, Regional Vice President, Asia Pacific Operations

OUR CUSTOMERS

More than 4,900 retail, manufacturing, wholesale and distribution customers in 60 countries; with revenues ranging from $100 million to multi-billion dollars.

HEADQUARTERS & OFFICES

Headquarters: 14400 N. 87th Street, Scottsdale, AZ 85260-3649, Tel: 480-308-3000

U.S. Offices: Andover, MA; Ann Arbor, MI; Atlanta, GA; Bentonville, AR; Chicago, IL; Dallas, TX; Parsippany, NJ; San Jose, CA.

International Offices: Major cities in Australia, Brazil, Canada, Chile, Denmark, France, Italy, Japan, Malaysia, Mexico, Norway, Singapore, Spain, Sweden, United Arab Emirates and UK.

APPENDIX 2:                   About Manugistics (Pre Acquisition)

ABOUT MANUGISTICS

Manugistics powers the synchronized supply chain. Clients depend on Manugistics to position them one step ahead of demand. With Manugistics’ unparalleled supply chain and revenue management solutions, clients achieve improved forecast and inventory accuracy and leverage industry leading pricing and yield management solutions to maximize profits while ensuring optimum supply for constantly changing demand. Its clients include industry leaders such as Boeing, Canadian Tire, Cingular, Circuit City, Coca-Cola Bottling, Coty International, DHL, Diageo, Dixons, DuPont, Eurostar Group Ltd., Georgia-Pacific, Great North Eastern Railway (GNER), Harley-Davidson, Harrah’s Entertainment, H.J. Heinz, L.L. Bean, Limited Brands, Kraft Foods, Marriott, McCormick, Nestle, RadioShack, The Scotts Company, Sears, Roebuck & Co., Sinotrans, Unilever and Wickes Building Supplies. For more information, visit our website at www.manugistics.com.

YEAR FOUNDED	1986 (Year incorporated)

YEAR PUBLIC	1993

REVENUES	$174-176 million as of fiscal year ended February 28, 2006 – based on preliminary results

EMPLOYEES

761 as of February 28, 2006

MANUGISTICS APPLICATIONS (please refer to MANUGISTICS.com for more detail)

Manugistics solutions are built on, and rely on, the company’s internal WebWORKS™ platform. WebWORKS™ is based on the Java 2™ Platform and J2EE industry standards.

Manugistics Solutions include:

•                  Demand Management and Pricing Supply Management

•                  Transportation and Logistics Management

•                  Collaboration and Visibility

•                  Contract Materials Resource Planning (MRP) &  Maintenance, Repair and Overhaul (MRO)

•                  Performance Management

•                  Revenue Management

•                  Manugistics Supply Chain Technology Platform

Manugistics’ Solutions are modular and support phased implementations. Our solutions design, optimize and synchronize a company’s extended demand and supply chain processes and improve revenue and reduce costs. The architecture is based on an industry standard -- Java 2 platform, Enterprise Edition (J2EE), which defines the programming model and architecture for implementing web services that allow organizations to communicate data without intimate knowledge of each other’s information technology systems.

MANUGISTICS CLIENTS

• 800+ enterprise-level customers, with largest installed base in the supply chain management industry

SENIOR MANAGEMENT TEAM

•                  Joe Cowan, CEO

•                  Jeffrey Kissling, Chief Technology Officer

•                  Ronald Kubera, Senior Vice President of Consumer Goods

•                  Stephen Poplawski, Group Vice President of Retail

•                  Lori Mitchell-Keller, Senior Vice President of Global Marketing & Solution Management

•                  Ed Daihl, Senior Vice President, Revenue Management

•                  Kelly Davis-Stoudt, Vice President, Controller & Chief Accounting Officer

•                  Janie West, Group Vice President, Mid Markets

•                  Tim Smith, General Counsel

•                  Mark Weaser, President, Asia Pacific Region

HEADQUARTERS & OFFICES	Manugistics headquarters is located at 9715 Key West Avenue, Rockville, Maryland. The Company has offices in North America, Europe and Asia.

APPENDIX 3: LEGAL LEGENDS

FORWARD-LOOKING STATEMENTS

These frequently asked questions contain certain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 about JDA Software Group, Inc. (“JDA”), Manugistics Group, Inc. (“Manugistics”) and the combined company after completion of the transactions. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These statements include, but are not limited to, statements related to the benefits and synergies of the transaction between JDA and Manugistics and the future financial performance of the combined company.  These forward-looking statements are based on information available to JDA as of the date of these frequently asked questions, current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements.  Such risks and uncertainties are difficult to predict and generally beyond the control of JDA, including: the requirement that Manugistics’ stockholders must approve the transaction; the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by JDA and Manugistics; the variable demand and competitive landscape in the market for the companies’ products; the reaction to customers of both companies to the transaction; JDA’s ability to successfully integrate Manugistics’ operations and employees; and the costs associated with the transaction and JDA’s ability to manage its expenses following the closing. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in JDA’s Annual Report on Form 10-K as filed with the SEC on March 16, 2006 and Manugistics’ Annual Report on Form 10-K as filed with the SEC on June 28, 2005 and Quarterly Report on Form 10-Q for the third quarter ended November 30, 2005 as filed with the SEC on January 9, 2006. These forward-looking statements should not be relied upon as representing JDA’s views as of any subsequent date and neither undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, Manugistics has agreed to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a Proxy Statement soliciting approval for the proposed transaction. The Proxy Statement will contain important information about the proposed transaction and related matters.  Investors and stockholders are urged to read the Proxy Statement carefully when it is available.  The Proxy Statement will be mailed to the stockholders of Manugistics.  Investors and security holders may obtain fee copies of this document (when it is available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by going to Manugistics’ Investor Relations page on its corporate website at www.manugistics.com.

Manugistics and its directors and executive officers may be deemed to have participated in the solicitation of proxies from the stockholders of Manugistics in connection with the transaction described herein. Information regarding the special interests of Manugistics’ directors and executive officers will be included in the Proxy Statement described above.  Additional information regarding these directors and executive officers is also set forth in Manugistics’ proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on June 28, 2005 and Annual Report on Form 10-K filed with the SEC on May 16, 2005.  These documents are available free of charge at the SEC’s web site at www.sec.gov and on Manugistics’ corporate website at www.manugistics.com on its investor relations page or by calling telephone 301-255-5000.

JDA and its directors and executive officers may be deemed to have participated in the solicitation of proxies from the stockholders of Manugistics in connection with the transaction described herein. Information regarding JDA’s directors and executive officers is set forth in JDA’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 29, 2006 and Annual Report on Form 10-K filed with the SEC on March 16, 2005.  These documents are available free of charge at the SEC’s web site at www.sec.gov and on JDA’s corporate website at www.jda.com on its investor relations page or by calling telephone 480-308-3000.